Exhibit 10-107.1
                                 FIRST AMENDMENT
                                     TO THE
                              EMPLOYMENT AGREEMENT

         This Amendment approved by the Board of Directors and executed as of the 18th day of March, 1999, by and between CENTRAL MAINE POWER COMPANY (the "Company") and CURTIS I. CALL of Augusta, Maine (the "Executive").

         WHEREAS, the Company and the Executive entered into an Employment Agreement dated June 30, 1997 (the "Employment Agreement);
and

         WHEREAS, the Company and the Executive hereby mutually agree to amend the contract.

         NOW, THEREFORE, the Employment Agreement is hereby amended as follows effective as of the date first above written:

         (1) Section 1.a. is hereby deleted and shall henceforth provide as follows:

         "a. Term. The term of this Agreement shall begin on June 1, 1997 (hereinafter referred to as the "Effective Date") and shall expire on May 31, 2000; provided, however, that on May 31, 2000 and on each May 31 thereafter, the term of this Agreement shall automatically be extended for one (1) additional year unless not later than the preceding January 31st, either the Company or the Executive shall have given notice that such party does not wish to extend the term of this Agreement. If a Change of Control occurs during the original term of this Agreement or any extension, the term of this Agreement shall be automatically extended for 365 days after the consummation of the Change of Control (the "Extended Expiration Date"), which shall be deemed for this purpose to be a date on which all action necessary to complete a Change of Control shall have been accomplished, including any regulatory approvals."

         (2) Section 1.b.(iii) is hereby deleted and shall henceforth provide as follows:

          "(iii) the normal or Extended Expiration Date as specified in Section a above."

         (3) Section 5.a.(i) is hereby amended by changing the term "2.0 times" to "1.0 times".

         (4) Section 5.b. is hereby amended by adding the following sentence at the end of the first sentence thereof:

         "Notwithstanding the foregoing, the reduction provided for herein shall be made only if the amount of the reduction in the payments specified in Section 5.a. is less than the excise tax imposed pursuant to Section 4999 of the Code on the portion of the Total Payments which constitute "excess parachute payments"."

         (5)   Section 7.a. is hereby deleted in its entirety.

         (6) A new Section 8.b. is hereby added which shall henceforth provide as follows:

         "b. In the event the Executive is entitled to Severance  Benefits under
         Section 5.a. above, the Executive agrees not to compete with the Company (as competition defined in Section a.(i) above) for a period of one (1) year after his termination of employment, and in consideration for such agreement not to compete and as reasonable compensation therefor, the Company shall pay the Executive one (1) times the Executive's then-current base salary in twelve (12) equal monthly installments payable on the first day of each calendar month commencing on the first day of the month following termination of employment. In the event the Executive breaches this provision during the one year payment period, the Company shall cease making additional payments hereunder."

         (7) A new Section 18 is hereby added which shall henceforth provide as follows:

         "18. General Release. The obligations of the Company to make any post-termination payments under this Agreement (including, without limitation, under Sections 4.a., 5.a., 5.c. and 8.b.) are contingent upon the prior receipt by the Company of a general release reasonably satisfactory to the Company releasing the Company, and all parties connected therewith, from any and all claims and liabilities which the Executive may have against the Company, including any claims arising out of or in any way connected with the Executive's employment relationship with the Company and its affiliates, and the termination of said employment relationship. In the event that the Executive (or the Executive's estate, in the event of the death of the Executive) fails to execute and deliver the general release described above within 60 days of the date of receipt of the release, the Company shall be relieved of all obligations to make any post-termination payments of any kind or nature under this Agreement."

         (8) In all other respects, the Employment Agreement will continue in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first above written.

CENTRAL MAINE POWER COMPANY

By:_________________________________               _____________________________
    Chairman, Board of Directors                   Curtis I. Call